Exhibit 11

                       United States Cellular Corporation
                    Computation of Earnings Per Common Share
                    (in thousands, except per share amounts)


Three Months Ended June 30,                             1997           1996
--------------------------------------------------------------------------------

Primary Earnings
  Net Income Available to Common                     $   31,692     $   63,055
                                                     ==========     ==========
Primary Shares
  Weighted average number of Common and Series A
    Common Shares Outstanding                            86,177         86,085

  Additional shares assuming issuance of:
    Options and Stock Appreciation Rights                    48             81
                                                     ----------     ----------
  Primary Shares                                         86,225         86,166
                                                     ==========     ==========

Primary Earnings per Common Share
  Net Income                                         $      .37     $      .73
                                                     ==========     ==========

Fully Diluted Earnings
  Net Income Available to Common, as reported        $   31,692     $   63,055
  Interest expense eliminated as a result of the
    pro forma conversion of Convertible Debentures        2,106          1,870
                                                     ----------     ----------
  Net Income Available to Common, as adjusted            33,798         64,925
                                                     ==========     ==========
Fully Diluted Shares
  Weighted average number of Common and Series A
    Common Shares Outstanding                            86,177         86,085

  Additional shares assuming issuance of:
    Options and Stock Appreciation Rights                    54             81
    Conversion of Convertible Debentures                  7,059          7,059
                                                     ----------     ----------
  Fully Diluted Shares                                   93,290         93,225
                                                     ==========     ==========

Fully Diluted Earnings per Common Share
  Net Income                                         $      .36     $      .70
                                                     ==========     ==========



* The 1997 calculation is submitted in accordance with Securities Act of 1934 Release No. 9083 although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.


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                                                                 Exhibit 11

                       United States Cellular Corporation
                    Computation of Earnings Per Common Share
                    (in thousands, except per share amounts)


Six Months Ended June 30,                               1997           1996
--------------------------------------------------------------------------------

Primary Earnings
  Net Income Available to Common                     $   50,160     $   92,442
                                                     ==========     ==========
Primary Shares
  Weighted average number of Common and Series A
    Common Shares Outstanding                            86,163         85,498

  Additional shares assuming issuance of:
    Options and Stock Appreciation Rights                    48             95
    Convertible Preferred Shares                             --            102
    Common Shares Issuable                                   --            231
                                                     ----------     ----------
  Primary Shares                                         86,211         85,926
                                                     ==========     ==========
Primary Earnings per Common Share
  Net Income                                         $      .58     $     1.08
                                                     ==========     ==========
Fully Diluted Earnings
  Net Income Available to Common, as reported        $   50,160     $   92,442
  Interest expense eliminated as a result of the
    pro forma conversion of Convertible Debentures        4,201          3,739
                                                     ----------     ----------
Net Income Available to Common, as adjusted              54,361         96,181
                                                     ==========     ==========
Fully Diluted Shares
  Weighted average number of Common and Series A
    Common Shares Outstanding                            86,163         85,498

  Additional shares assuming issuance of:
    Options and Stock Appreciation Rights                    55             96
    Convertible Preferred Shares                             --            103
    Common Shares Issuable                                   --            231
    Conversion of Convertible Debentures                  7,059          7,059
                                                     ----------     ----------
  Fully Diluted Shares                                   93,277         92,987
                                                     ==========     ==========

Fully Diluted Earnings per Common Share
  Net Income                                         $      .58     $     1.03
                                                     ==========     ==========


* The 1997 calculation is submitted in accordance with Securities Act of 1934 Release No. 9083 although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.


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